Exhibit 99.3

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

RidgeWorth Holdings LLC

As of March 31, 2017 and December 31, 2016 and for the three months ended

March 31, 2017 and 2016

RidgeWorth Holdings LLC

Condensed Consolidated Financial Statements

RidgeWorth Holdings LLC

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash	$82,575,627	$96,119,908
Receivables and accrued income	21,335,315	20,113,591
Trading securities	—	20,455
Investments in collateralized loan obligations	2,842,547	2,937,935
Prepaid assets	2,965,712	2,819,790
Assets of consolidated investment products:
Cash and cash equivalents of consolidated investment products	33,735,727	111,458,442
Loans held for sale of consolidated investment products, at fair value	701,430,541	693,939,063
Receivables and accrued income of consolidated investment products	1,448,942	1,613,550
Intangible assets, net	163,206,999	164,171,502
Goodwill	42,725,854	42,725,850
Furniture, equipment and leasehold improvements, net	5,721,333	6,041,370
Investments, equity method	4,417,982	4,383,145
Investments, other	783	802

Total assets	$1,062,407,363	$1,146,345,403

LIABILITIES AND EQUITY
Liabilities
Accounts payable	$9,933	$—
Income taxes payable	23,033	17,604
Accrued compensation	9,709,498	31,466,582
Accrued lease obligations	2,833,837	2,936,992
Other payables	2,525,253	2,818,772
Transaction cost payable	7,537,381	6,636,527
Liabilities of consolidated investment products:
Due to brokers for loans purchased of consolidated investment products	20,499,113	93,185,756
Other payables of consolidated investment products	581,565	553,165
Accrued interest of consolidated investment products	6,178,113	3,695,671
Long term debt from consolidated investment products, at fair value	661,456,613	660,615,236
Long-term debt, net of deferred financing costs	104,542,077	105,818,762
Promissory notes	2,214,978	2,214,978

Total liabilities	818,111,394	909,960,045

Commitment and Contingencies (Note 8)
Equity
Members’ Equity	234,656,574	226,553,450
Noncontrolling Interest	9,639,395	9,831,908

Total equity	244,295,969	236,385,358

Total liabilities and equity	$1,062,407,363	$1,146,345,403

The accompanying notes are an integral part of these consolidated financial statements.	Page | 1

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Operating revenues:
Investment management fees	$35,688,228	$34,477,682
Performance fees	2,127,396	595,767

Total operating revenues	37,815,624	35,073,448
Operating expenses:
Compensation and benefits	20,391,720	18,368,250
Distribution and servicing	1,804,124	1,714,788
General and administrative	7,174,848	6,977,415
General and administrative of consolidated investment product	78,707	51,423
Depreciation and other amortization	321,786	309,854
Amortization of intangibles	964,499	1,255,249

Total operating expenses	30,735,684	28,676,979

Operating income	7,079,940	6,396,469

Other income (expenses)
Realized and unrealized gain (loss) on investments, net	(2,242,444)	37,139
Realized and unrealized gain (loss) of consolidated investment product, net	411,263	(3,483,940)
Other income (expense), net	(4,094)	1,756

Total other expense, net	(1,835,275)	(3,445,045)
Interest income (expenses)
Interest income	113,466	—
Interest expense	(1,596,081)	(1,683,791)
Interest income of consolidated investment products, net	8,620,447	5,156,232
Interest expense of consolidated investment products, net	(6,178,729)	(2,541,153)

Total interest income, net	959,103	931,288
Net income before income taxes
Income taxes	(5,171)	(10,130)

Net income	6,198,597	3,872,582
Less: Net loss attributable to noncontrolling interests	(192,513)	—

Net income attributable to members	6,391,110	3,872,582
Other comprehensive income	—	—

Total comprehensive income	$6,391,110	$3,872,582

The accompanying notes are an integral part of these consolidated financial statements.	Page | 2

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Cash flows from operating activities:
Net income	$6,198,597	$3,872,582
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and other amortization	321,786	309,854
Loss on retirement of fixed assets	—	43
Amortization of intangibles	964,499	1,255,249
Amortization of debt deferred financing fees	160,815	168,145
Amortization of discounts on notes payable of consolidated investment products	144,008	90,642
Equity based compensation	1,714,094	258,323
Net losses on trading assets	35,741	269,527
Gain on equity method investments	(45,439)	(41,215)
Gain on investments from consolidated investment products	(411,243)	3,484,110
Loans held for sale of consolidated investment products, net	(7,080,215)	(7,994,077)
Changes in operating assets and liabilities:
Net change in other assets/liabilities of consolidated investment products	(70,096,095)	(4,611,817)
Net increase in other assets	(983,096)	2,862,734
Net decrease in other liabilities	(21,437,191)	(27,687,736)

Net cash used by operating activities	(90,513,739)	(27,763,636)

Cash flows from investing activities:
Sale of trading assets	20,000	—
Distribution from investment, equity method	10,600	198,500
Distribution from unconsolidated collateralized loan obligation	60,102	153,761
Purchases of fixed assets	(1,750)	(483,746)

Net cash provided by (used for) investing activities	88,952	(131,485)

Cash flows from financing activities:
Acquisition related retention plan payments	(100,000)	—
Paydown of debt	(1,437,500)	(575,000)
Distributions to members for taxes	(5,136)	283,428
Borrowings of consolidated investment products	697,370	1,792,153

Net cash provided by (used for) financing activities	(845,266)	1,500,581

Foreign currency effect on cash and cash equivalents	3,056	(4,840)
Decrease in cash and cash equivalents	(91,266,997)	(26,399,380)
Cash and cash equivalents at beginning of period	207,578,350	117,930,037

Cash and cash equivalents at end of period	$116,311,353	$91,530,657

Supplemental disclosures
Interest expense paid	$1,423,131	$1,487,992
Interest expense paid from consolidated investment product	$3,552,280	$2,820,244

The accompanying notes are an integral part of these consolidated financial statements.	Page | 3

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Changes in Equity (Unaudited)

	Members’ Equity	Noncontrolling Interests	Total Equity
Balance at January 1, 2016	$206,804,478	$—	$206,804,478
Net income	3,872,582	—	3,872,582
Equity based awards and compensation	258,323	—	258,323
Distribution to members for taxes	283,428	—	283,428
Foreign currency translation adjustment	(4,840)	—	(4,840)

Balance at March 31, 2016	$211,213,971	$—	$211,213,971

Balance at December 31, 2016	$226,553,450	$9,831,908	$236,385,358
Net income	6,391,110	(192,513)	6,198,597
Equity based awards and compensation	1,714,094	—	1,714,094
Distribution to members for taxes	(5,136)	—	(5,136)
Foreign currency translation adjustment	3,056	—	3,056

Balance at March 31, 2017	$234,656,574	$9,639,395	$244,295,969

The accompanying notes are an integral part of these consolidated financial statements.	Page | 4

RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Nature of Business

RidgeWorth Holdings LLC, a holding company structured as a Delaware limited liability company, operates in the investment management industry through its subsidiaries. The consolidation of RidgeWorth Holdings LLC and its wholly-owned subsidiaries will hereafter be referred to as “RidgeWorth” or the “Company”.

The Company provides investment management and related services to clients throughout the United States of America, Europe and Asia. The Company’s management services are provided to institutions including corporations, multiemployer retirement funds, employee retirement systems, foundations, endowments, structured products and as advisor to open-end mutual funds and as a subadviser to unaffiliated mutual funds, Undertaking for Collective Investment in Transferable Securities (“UCITS”) and managed accounts.

On May 30, 2014, the Company in partnership with affiliated investment funds of Lightyear Capital, a private equity firm, and its co-investors (together “Investors”) acquired all outstanding equity interests of RidgeWorth Capital from SunTrust for a price of $265 million subject to contractual adjustments. Capital contributed by the Investors, and the addition of $115 million borrowed by Space Acquisition Co. LLC provided the proceeds used in the purchase from SunTrust of its interest in RidgeWorth Capital, hereafter referred to as “Purchase Transaction”.

On December 16, 2016, RidgeWorth entered into a definitive agreement under which RidgeWorth will be acquired by Virtus Investment Partners Inc. This transaction closed on June 1, 2017, at which time RidgeWorth became a wholly owned subsidiary of Virtus Investment Partners.

RidgeWorth and its wholly-owned subsidiaries managed approximately $42.3 billion and $40.2 billion in assets under management at March 31, 2017 and December 31, 2016, respectively.

2. Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, or U.S. GAAP, reflect all adjustments necessary for a fair presentation of the Company’s condensed consolidated financial statements. All intercompany accounts and transactions have been eliminated. Operating results for interim periods are not necessarily indicative of the results for annual periods.

Basis of Consolidation

The Company provides investment management services to, and has transactions with investment products in the normal course of business for the investment of client assets. The Company serves as the investment manager, making day-to-day investment decisions concerning the assets of these products. Certain of these entities may be considered variable interest entities (VIEs) if the criteria for consolidation are met. A VIE, in the context of the Company and its managed funds, is a fund that does not have sufficient equity to finance its

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

operations without additional subordinated financial support, or a fund for which the risks and rewards of ownership are not directly linked to voting interests. The Company will consolidate certain managed funds that meet the definition of a VIE if the Company has been deemed to be the primary beneficiary of those funds.    See Note 7 for further details.

The unaudited condensed consolidated financial statements include the accounts of the Company, its majority or wholly-owned subsidiaries of which a greater than 50% interest is held or management has determined that they have control of the operations of such entity, and VIEs where the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company reports any noncontrolling interest in its subsidiaries and consolidated entities in the equity section of the Consolidated Balance Sheet and separately presents the income or loss attributable to the noncontrolling interest in its Consolidated Statement of Comprehensive Income. Investments in companies which (1) are not VIEs, (2) where the Company owns a voting interest of 20% to 50%, or (3) for which it does not have the ability to exercise significant influence over operating and financing decisions, are accounted for using the equity method of accounting.

Use of Estimates

The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the year presented. Actual results could differ from those estimates.

New Accounting Standards Implemented

In August 2014, the FASB issued ASU 2014-13, Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity. ASU 2014-13 provides a measurement alternative for an entity that consolidates a collateralized financing entity (CFE) and has elected the fair value option for the financial assets and financial liabilities of such CFE. The measurement alternative requires that the reporting entity measure both the financial assets and the financial liabilities of the CFE by using the more observable of the fair value of the financial assets and the fair value of the financial liabilities. An entity that does not elect the alternative will have to attribute any differences in the fair values of the CFE’s financial assets and financial liabilities to the controlling interest holder in the Consolidated Statement of Comprehensive Income. ASU 2014-13 is effective for fiscal years beginning on or after December 15, 2015. Early adoption is permitted at the beginning of the fiscal year. The Company adopted this standard effective for the period ended December 31, 2015 and, consolidated Mountain View CLO X Ltd. and subsequently Mountain View CLO 2016-1 Ltd., using the more observable fair values of the trading loans and other financial assets.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 simplifies the presentation of debt issuance costs by requiring costs related to the debt liability to be presented as a direct deduction from the carrying amount of that debt liability. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Company adopted this presentation effective January 1, 2015 (see Note 3 “Long Term Debt” on the impact of adoption).

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

New Accounting Standards Not Yet Implemented

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments which clarifies the treatment of several cash flow categories. In addition, ASU 2016-15 clarifies that when cash receipts and cash payments have aspects of more than one classification of cash flows and cannot be separated, classification will depend on the predominant source or use. This update is effective for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In March 2016, the FASB issues ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This standard makes several modifications to Topic 718 related to the accounting for forfeitures, employer tax withholdings on share-based compensation and the financial statement presentation of excess tax benefits or deficiencies. ASU 2016-09 also clarifies the statement of cash flows presentation for certain components of share-based awards. The standard is effective for interim and annual reporting periods beginning after December 15, 2016. The Company adopted the standard effective January 1, 2017 and the adoption did not have a material impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), which amends the principal-versus-agent implementation guidance in ASU 2014-09 Revenue from Contracts with Customers. The new guidance will impact whether an entity reports revenue on a gross or net basis. The Company is currently evaluating the impact of adopting ASU 2016-08, which is effective for the Company in conjunction with the adoption of ASU 2014-09.

In March 2016, the FASB issued ASU 2016-07, “Investments – Equity Method and Joint Ventures (Topic 232): Simplifying the Transition to the Equity Method of Accounting.” This standard eliminates the requirement that when an existing cost method investment qualifies for use of the equity method, an investor must restate its historical financial statements, as if the equity method had been used during all previous periods. Under the new guidance, at the point an investment qualifies for the equity method, any unrealized gain or loss in accumulated other comprehensive income/(loss) will be recognized through earnings. The standard is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The standard replaces current codification Topic 840 with updated guidance on accounting for leases and requires a lessee to recognize assets and liabilities arising from an operating lease on the balance sheet, whereas previous GAAP rules did not require lease assets and liabilities to be recognized for most leases. Furthermore, companies are permitted to make an accounting policy election to not recognize lease assets and liabilities for leases with a term of 12 months or less. For both finance leases and operating leases, the lease liability should be initially measured at the present value of the lease payments. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will not

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

significantly change under this new guidance. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurements of Financial Assets and Financial Liabilities, which requires all equity investments (other than those accounted for under the equity method) to be measured at fair value with changes in the fair value recognized through net income. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017 and interim periods therein. Early adoption is not permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 was originally effective for fiscal years and interim periods within those years beginning after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 by one year for periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date and requires either a retrospective or a modified retrospective approach to adoption. As deferred, ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2017 with early adoption permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

3. Long-Term Debt

The Company, through its indirect ownership in Space Acquisition Co. LLC, entered into a credit agreement on May 30, 2014 that provides for a term and revolving credit facility. The proceeds of the facility were used to complete the Purchase Transaction. The balances outstanding at March 31, 2017 are:

	March 31, 2017	December 31, 2016
Term-loan, $115 million at 5.25%	$105,800,000	$107,237,500
Revolver, up to $10 million	—	—

Total borrowings outstanding	105,800,000	107,237,500
Deferred financing costs, net of amortization	(1,257,923)	(1,418,738)

Total borrowings outstanding, net of deferred financing costs	$104,542,077	$105,818,762

Analysis of Borrowings under the term-loan by Maturity:

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

	Total borrowings outstanding	Deferred financing costs, net of amortization	Total borrowings outstanding, net of deferred financing costs
2017	6,468,750	(466,279)	6,002,471
2018	10,781,250	(573,201)	10,208,049
2019	88,550,000	(218,443)	88,331,557

Total	$105,800,000	$(1,257,923)	$104,542,077

At March 31, 2017 and December 31, 2016, the outstanding balance on the revolving credit facility was zero. The borrowings under the revolving credit facility will bear interest at 1% per annum plus (i) initially at 4.25% per annum for Eurodollar Rate Loans, (ii) and 3.25% per annum for Base Rate Loans. Borrowings under the Term Loan will bear interest at 1% per annum plus (i) initially at 4.25% per annum for Eurodollar Rate Loans (ii) and 3.25% per annum for Base Rate Loans. Following the issuance of the December 31, 2014 financial statements and thereafter, the applicable interest rates will be subject to the following pricing grid:

Total Net Leverage Ratio	Applicable Rate for Eurodollar Rate Loans	Applicable Rate Base Rate Loans
≥3.00:1.00	4.50%	3.50%
<3.00:1.00	4.25%	3.25%

The Company incurred interest at the rate of 5.25% and paid interest of $1,423,131 and $1,487,992 and for the three-month periods ended March 31, 2017 and 2016.

The credit agreement governing the credit facility and term-loan contains customary restrictive covenants on certain of the Company’s subsidiaries. Restrictive covenants in the credit agreement include, but are not limited to: prohibitions on creating, incurring or assuming any liens, entering into merger arrangements, selling, leasing, transferring or otherwise disposing of assets; making a material change in the nature of the business, entering into transactions with affiliates; and incurring indebtedness through the subsidiaries. Many of the restrictions are subject to certain minimum thresholds and exceptions. Financial covenants under the credit agreement include: (i) the quarterly maintenance of a debt/EBITDA leverage ratio (EBITDA, as defined in the credit agreement for the four consecutive fiscal quarters ended as of the date of determination) of not greater than 4.25:1.00 (subject to change during the period to maturity or based on certain financial events, as follows: 4.00:1.00 for June 30, 2016, 3.75:1.00 for September 30, 2016 and December 31, 2016, and 3.50:1.00 for March 31, 2017), and (ii) a coverage ratio (EBITDA, as defined in the credit agreement, divided by interest paid and certain other amounts as defined for the four consecutive fiscal quarters ended as of the date of determination) of not less than 1.10:1.00 (subject to change during the period to maturity or based on certain financial events).

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The credit agreement governing the credit facility also contains customary provisions regarding events of default which could result in an acceleration or increase in the amounts due, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain judgments, ERISA matters, governmental action prohibiting or restricting the Company’s subsidiaries in a manner that has a material adverse effect and failure of certain guaranty obligations. The credit agreement also contains provisions requiring mandatory payment amounts of the debt as the result of certain excess cash flow measurements being met.

The Company has maintained compliance with all bank covenant provisions through March 2017.

4. Promissory Notes

In connection with the termination of employment of certain members in 2016 and 2015, the Company repurchased the member’s units and issued promissory notes. Promissory notes balance of $2,214,978, as of March 31, 2017 and December 31, 2016, is outstanding and is included in the Consolidated Balance Sheets. Interest expense related to the notes is de minimus. Promissory notes are summarized as follows:

	Notes Issued on July 31, 2015		Notes Issued on June 1, 2016
Promissory Note at Issuance	$2,096,254	Promissory Note at Issuance	$814,132
Interest Rate	0.48%	Interest Rate	0.64%
Remaining Payments on		Remaining Payments on
July 31, 2017	$698,746	May 31, 2017	$271,378
July 31, 2018	$702,099	May 31, 2018	$271,377
		May 31, 2019	$271,377

5. Equity

The membership interest of the Company consists of four classes of units: Class A-1 units, Class A-2 units (together with Class A-1 units are referred to “Class A units”), Class B units and Class C units. Class A-1 units were issued at the Purchase Transaction date to the Investors based on initial contributed capital at a price of $100 per unit. Class A-2 units were issued at the Purchase Transaction date to the member-employees based on their contributed capital at a price of $100 per unit. No Class B units or Class C units were issued at the Purchase Transaction date.

Profits and losses are allocated to holders of vested Class A units, pro rata in accordance with the number of vested Class A units outstanding, until such holders of vested Class A units have received cumulative profits or losses equal to their aggregate capital contributions in respect of such vested Class A units. Allocation to Class B and C units, if outstanding, shall occur if certain benchmark returns are met. On May 30, 2015, Class C units of 154,452.308 were

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

granted; and no income allocations were required as the benchmark return was not met for these units. There were no outstanding Class B units during the year and no allocation was required.

Class A-2 units may be granted at the discretion of the Board of Directors as part of an equity-based compensation plan (“Equity Incentive Plan”, see Note 6 for additional information). The Company may also grant Class B and C units which represent a profit interest of the Company. The following table represents members equity units granted as of March 31, 2017:

	Class A-1 Vested	Class A-2 Vested	Total Vested	Class A-2 Unvested (KERP)	Class A-2 Unvested (Incentive Plan)	Class C Unvested (Incentive Plan)	Total
Ending balance, December 31, 2015	1,572,686.452	321,483.885	1,894,170.337	31,324.475	181,702.366	154,452.308	2,261,649.486
Issued	—	—	—	—	—	—	—
Granted (1)	—	—	—	—	98,515.192	—	98,515.192
Vested (2)	—	31,324.475	31,324.475	(31,324.475)	—	—	—
Time Vested	—	9,274.459	9,274.459	—	(9,274.459)	—	—
Redemptions	—	—	—	—	—	—	—
Repurchased (3)	—	(6,167.672)	(6,167.672)	—	—	—	(6,167.672)

Ending balance, December 31, 2016	1,572,686.452	355,915.147	1,928,601.599	—	270,943.099	154,452.308	2,353,997.006

Issued	—	—	—	—	—	—	—
Granted	—	—	—	—	—	—	—
Vested	—	—	—	—	—	—	—
Time Vested	—	741.233	741.233	—	(741.233)	—	—
Redemptions	—	—	—	—	—	—	—
Repurchased	—	—	—	—	—	—	—

Ending balance, March 31, 2017	1,572,686.452	356,656.380	1,929,342.832	—	270,201.866	154,452.308	2,353,997.006

(1)	On May 30, 2016, Class A-2 restricted units of 98,515.192 were granted.
(2)	KERP units vested during 2016 as defined in the plan.
(3)	See Note 6 - Promissory Notes for additional information related to the repurchase of members’ units on June 1, 2016. These units were cancelled in accordance with the Company’s Operating Agreement.

6. Equity Based Compensation

On the Purchase Transaction date, certain key employees were granted 76,095.842 of Class A-2 restricted units under the Equity Incentive Plan. The awards are subject to the following vesting criteria established by RidgeWorth’s Board of Directors at the time of grant: 25% of the units (the “Time Units”) will vest in five equal installments on each of the first five anniversaries of the Date of Grant; 25% of the units (the “1.0x Units”) will vest upon the Class A-1 Members receiving a Benchmark First Return, as defined in the Equity Incentive Plan Agreement; and 50% of the units (the “2.0x Units”) will vest upon the Class A-1 Members receiving a Benchmark Second Return, as defined in the Equity Incentive Plan Agreement. Compensation cost for the Time Units is equal to the fair market value of the units at the grant date (day one fair value of $100 per unit) and is amortized to compensation expense over the respective vesting period. As the 1.0x Units and 2.0x Unit’s vesting criteria cannot be determined, and are subject to certain performance criteria being met, compensation costs on those units will not be recognized until the defined liquidity event occurs and the performance is probable. An external

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

valuation of the Company will be obtained to determine the fair value of the awards at future grant dates. The Equity Incentive Plan Agreement provides for annual incentive agreements for the next 4 years on the anniversary of the Purchase Transaction date of up to 5% of the total units outstanding, inclusive of the current year grant units; accordingly, 94,927.940 units were granted on June 2, 2015 and 98,515.192 units were granted on June 17, 2016. The Company recognized $1,714,094 and $7,247,127 in compensation expense for the period ended March 31, 2017 and year ended December 31, 2016, respectively.

On December 16, 2016, the RidgeWorth’s Board of Directors approved an amendment to the Equity Incentive Plan whereby the 2.0x units that vest upon a Benchmark Second Return shall be deemed to have vested in full immediately at the closing of the Virtus Transaction. The amendment constitutes a modification of the terms of the grant, and accordingly, the Company has re-valued the modified grant units. Recognition of compensation expense on the 2.0x Units occurred at the closing of the Virtus Transaction, June 1, 2017, and $20,474,426 was recognized as compensation expense during the period incurred.

Summary of Class A-2 unit awards are detailed in the following table:

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

	Units Unvested	Fair Value at Issuance or as Modified (4)	Cumulative Restricted Unit Awards Expense	Remaining Fair Value to be Expensed
Time Vested	19,023.961	$1,902,396	$1,076,116	$826,280
1.0x Units	19,023.961	1,902,396	1,746,966	155,430
2.0x Units	38,047.920	3,804,792	—	3,804,792

Granted May, 30, 2014 (1)	76,095.842	7,609,584	2,823,082	4,786,502
Time Vested	3,616.352	361,635	146,659	214,976
1.0x Units	3,616.352	361,635	325,908	35,727
2.0x Units	7,232.706	723,271	—	723,271

Granted March, 24, 2015 (1)	14,465.410	1,446,541	472,567	973,974
Time Vested	23,731.985	2,902,422	1,064,221	1,838,201
1.0x Units	23,731.985	2,902,422	2,554,132	348,290
2.0x Units	47,463.970	5,804,844	—	5,804,844

Granted June 2, 2015 (2)	94,927.940	11,609,688	3,618,353	7,991,335
Time Vested	24,628.798	3,251,001	541,833	2,709,168
1.0x Units	24,628.798	3,251,001	2,500,770	750,231
2.0x Units	49,257.596	6,502,003	—	6,502,003

Granted June 17, 2016 (3)	98,515.192	13,004,005	3,042,603	9,961,402
Modified December 16, 2016 (4)
2.0x Units		3,639,517	—	3,639,517
Vested	(13,802.522)

Total Outstanding	270,201.862	$37,309,335	$9,956,605	$27,352,730

(1)	Granted at fair value of $100.00 per unit
(2)	Granted at fair value of $122.30 per unit
(3)	Granted at fair value of $132.00 per unit
(4)	Fair value of the 2.0x units to be expensed at the modification date is the incremental fair value of the modified award valued as result of the Virtus Transaction above the fair value of the award on the modification date.

Class C units of 154,452.308 were granted and no grants have been made of Class B units. As Class C unit grants represent “profit interest” in the Company and no applicable grant performance criteria has been met, no compensation expense has been recorded in 2017.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

7. Consolidated Investment Products

Overview

The Company provides investment management services to, and has transactions with investment products in the normal course of business for the investment of client assets such as CLOs, private funds and other entities.    The Company consolidates certain CLOs and other entities that meet the definition of a VIE as described in Note 2 – Significant Accounting Policies: Basis of Consolidation.

Private Fund and Other

The Company, in 2016, formed Seix CLO Management LP, a limited liability private fund, in order to enable the Company through one of its subsidiaries to comply with the requirements of the risk retention rules under the Dodd-Frank Act with respect to sponsoring collateralized loan obligations transactions, for which the Company, either itself or through a new collateral management affiliate (Seix CLO Management LLC), will act as collateral manager to future CLOs.    In 2016, the Company made a capital contribution to the Seix CLO Management LP of $19,596,666 that represents 66.67% of the equity. A non-affiliated investor contributed $9,798,333 that represents 33.33% of the equity. The equity was used to finance Seix CLO Management LLC, a newly formed Delaware limited company, which is a registered investment advisor and will serve as the collateral manager to future CLOs.

The Company determined that its interest in Seix CLO Management LP is a variable interest and that the entity is a VIE. The Company determined that it was the primary beneficiary of the entity as it directs all activities of the entity and has the obligation to absorb losses as well as the right to receive benefits from the entity that could potentially be significant. As a result of the Company’s determination that it must consolidate Seix CLO Management LP, it also must consolidate the wholly-owned subsidiary Seix CLO Management LLC including any variable interests that Seix CLO Management LLC owns which meet the criteria for consolidation.

In 2016 Seix CLO Management LLC contributed approximately $30 million to Mountain View CLO 2016-1 Ltd., which was created to accumulate bank loan assets for a securitization as a potential CLO. On December 8, 2016, Mountain View CLO 2016-1 Ltd. commenced operations as a CLO.    Seix CLO Management LLC acts as collateral manager to Mountain View CLO 2016-1 Ltd. The Company has further determined that Seix CLO Management LP, as the result of its ownership of Seix CLO Management LLC, has a variable interest Mountain View CLO 2016-1 Ltd. and that it is the primary beneficiary of, and thus, would consolidate Mountain View CLO 2016-1 Ltd. Seix CLO Management LP has both (1) the power to direct the activities that most significantly impact the economic performance of the CLO and (2) the obligation to absorb losses as well as the right to receive benefits from the entities that could potentially be significant to the CLO.

Accordingly, within the accompanying table, the effect of the consolidation of Seix CLO Management LP, Seix CLO Management LLC and Mountain View CLO 2016-1 Ltd. are presented in the column titled, Private Fund & Other.

The Company reflects the non-affiliated investor’s interest as noncontrolling equity in the Condensed Consolidated Balance Sheet at March 31, 2017 and December 31, 2016.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

CLOs

In 2015, Seix Investment Advisors LLC, a wholly-owned subsidiary of the Company, invested $21.16 million in Mountain View CLO X Ltd. and acts as collateral manager to the CLO. The Company determined that it was the primary beneficiary of, and thus, would consolidate Mountain View CLO X Ltd. as it has both (1) the power to direct the activities that most significantly impact the economic performance of the CLO and (2) the obligation to absorb losses as well as the right to receive benefits from the entities that could potentially be significant to the CLO.

Mountain View CLO X Ltd. and Mountain View CLO 2016-1 Ltd. are hereafter referred to as “the Seix CLOs”.

The Company elected to carry the financial assets of the Seix CLOs at fair value. Substantially all of the assets and liabilities of the Seix CLOs are loans and issued debt, respectively. The loans are classified within loans held for sale at fair value and the debt is included with long-term debt on the Company’s Consolidated Balance Sheets. The Company has elected to use the alternative measure under ASU 2014-13 for valuing the debt of the Seix CLOs. At March 31, 2017, the Company’s Condensed Consolidated Balance Sheets reflected $701.4 million of loans held by the Seix CLOs, and $661.5 million of debt issued by the Seix CLOs. The Company is not obligated, contractually or otherwise, to provide financial support to these VIEs nor has it previously provided support to these VIEs. Further, creditors of the VIEs have no recourse to the general credit of the Company, as the liabilities of the Seix CLOs are paid only to the extent of available cash flows from the Seix CLOs’ assets.

The following tables present the balances of the consolidated investment products that, after intercompany eliminations, were reflected in the Condensed Consolidated Balance Sheet as of March 31, 2017 and December 31, 2016:

	As of
	March 31, 2017	December 31, 2016
Cash and cash equivalents	$33,735,727	$111,458,442
Investments	701,430,541	693,939,063
Other assets	1,448,942	1,613,550
Debt	(661,456,613)	(660,615,236)
Other liabilities	(6,759,678)	(4,248,836)
Securities purchased payable and other liabilities	(20,499,113)	(93,185,757)

The Company’s net interests in the consolidated investment products	$47,899,806	$48,961,226

Total Investments of Consolidated Investment Products

Total investments represent bank loan investment of $701.4 million at March 31, 2017, which comprise the majority of the CLO portfolio asset collateral, are senior secured corporate loans from a variety of industries. Bank loan investments mature at various dates between 2017 and 2023, pay interest in LIBOR plus a spread of up to 7.5% and typically range in S&P credit rating categories from BBB to CCC-. One collateral loan was in default as of March 31, 2017, total carrying value of which was $3.9 million.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Notes Payable of Consolidated Investment Products

The CLOs have note obligations that bear interest at variable rates based on LIBOR plus a pre-defined spread ranging from 1.00% to 6.35%. The principal amounts outstanding of the note obligations issued by the CLOs mature in October 2027. The CLOs may elect to reinvest any prepayments received on bank loan investments prior to October 2019. Any subsequent prepayments received must be used to pay down the notes obligations.

The Company’s beneficial interest and maximum exposure to loss related to the consolidated investment product is limited to (i) ownership in the subordinated notes and related participations in management fees of the CLOs and (ii) accrued management fees. The secured notes of the CLOs have contractual recourse only to the related assets of the CLOs and are classified as financial liabilities. Although these beneficial interests are eliminated upon consolidation, the application of the measurement alternative, as adopted on January 1, 2015, prescribed by ASU 2014-13, results in the net amount of the consolidated investment product shown above to be equivalent to the beneficial interests retained by the Company at March 31, 2017 as shown in the table below:

	As of
	March 31, 2017	December 31, 2016
Subordinated notes	$46,953,901	$48,373,503
Accrued investment management fees	945,905	587,723

Total Beneficial Interests	$47,899,806	$48,961,226

The following table represents revenue and expenses of the consolidated investment product included in the company’s Consolidated Statements of Comprehensive Income for the periods indicated:

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Income:
Realized and unrealized gain, net	$411,263	$(3,483,940)
Interest Income	8,620,447	5,156,232

Total Revenue	9,031,710	1,672,292

Expenses:
Other operating expenses	78,707	51,423
Interest expense	6,178,729	2,541,153

Total Expense	6,257,436	2,592,576

Net loss attributable to consolidated investment products	$2,774,274	$(920,284)

As summarized in the table below, the application of the measurement alternative as prescribed by ASU 2014-13 results in the consolidated net income summarized above to be equivalent to the Company’s own economic interests in the consolidated investment product which are eliminated upon consolidation:

	Three Months Ended
	March 31, 2017	March 31, 2016
Distributions received and unrealized gains on the subordinated notes held by the Company	$1,911,968	$(1,428,490)
Investment management fees	894,745	508,206
Less: Other operating expenses incurred in support of the Private Fund & Other	(32,439)	—

Total Economic Interests	$2,774,274	$(920,284)

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Fair Value Measurements of Consolidated Investment Product

The assets and liabilities of the consolidated investment product measured at fair value on a recurring basis by fair value hierarchy level were as follows:

As of March 31, 2017:
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$33,735,727	$—	$—	$33,735,727
Bank loans	—	701,430,541	—	701,430,541
Other assets	1,448,942	—	—	1,448,942

Total Assets Measured at Fair Value	$35,184,669	$701,430,541	$—	$736,615,210

Liabilities
Long Term Debt	$—	$661,456,613	$—	$661,456,613
Other liabilities	27,258,791	—	—	27,258,791

Total Liabilities at Fair Value	$27,258,791	$661,456,613	$—	$688,715,404

As of December 31, 2016:
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$111,458,442	$—	$—	$111,458,442
Bank loans	—	693,939,063	—	693,939,063
Other assets	1,107,943	—	—	1,107,943

Total Assets Measured at Fair Value	$112,566,385	$693,939,063	$—	$806,505,448

Liabilities
Long Term Debt	$—	$660,615,236	$—	$660,615,236
Other liabilities	97,434,593	—	—	97,434,593

Total Liabilities at Fair Value	$97,434,593	$660,615,236	$—	$758,049,829

The following is a discussion of the valuation methodologies used for the assets and liabilities of the Company’s consolidated investment product measured at fair value:

Cash equivalents represent investments in money market funds. Cash investments in actively traded money market funds are valued using published net asset values and are classified as Level 1.

Bank loans represent the underlying debt securities held in the sponsored product which are consolidated by the Company. Bank loan investments include debt securities, which are generally at the average mid-point of bid and ask quotations obtained from a third-party pricing service. Fair value may also be based upon valuations obtained from independent third-party brokers or dealers utilizing matrix pricing models that consider information regarding securities with similar characteristics. In certain instances, fair value has been determined utilizing discounted cash flow analyses or single broker non-binding quotes. Depending on the nature of the inputs, these assets are classified as Level 1, 2 or 3 within the fair value measurement hierarchy.

Long Term Debt represent notes issued by the CLO and are measured using the measurement alternative in ASU 2014-13. Accordingly, the fair value of CLO liabilities was measured as the

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

fair value of CLO assets less the sum of (a) the fair value of the beneficial interests held by the Company and (b) the carrying value of any beneficial interests that represent compensation for services.

The estimated fair value of debt at March 31, 2017 and December 31, 2016, which had a variable interest rate, approximated its carrying value. The securities purchase payable at March 31, 2017 and December 31, 2016 approximated fair value due to the short-term nature of the instruments.

Nonconsolidated VIEs

For the remaining CLOs, which are also considered to be VIEs, the Company has determined that it is not the primary beneficiary as it does not have (1) the power to direct the activities that most significantly impact the entity’s economic performance and (2) an obligation to absorb losses or the right to receive benefits from the entities that could potentially be significant to the VIE. Its subordinated note exposure was valued at $2.8 million as of March 31, 2017 representing the Company’s maximum risk of loss. The Company’s only remaining involvement with these VIEs was through its collateral manager role.

8. Commitments and Contingencies

The Company is subject to various routine reviews, regulatory audits and inspections by the SEC and from time to time may become involved in legal proceedings arising in the ordinary course of business. It is the opinion of management that the ultimate liabilities, if any, will not have a material adverse impact on the Company’s condensed consolidated financial statements.

9. Subsequent Events

On June 1, 2017, RidgeWorth became a wholly owned subsidiary of Virtus Investment Partners. The Company performed an evaluation of any additional subsequent events through the date which the interim financial statements were issued. As a result of the Company’s evaluation, the Company noted no additional subsequent events that require adjustments to, or disclosure in, these financial statements

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